UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2004 (September 8, 2004)

Hartman Commercial Properties REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-50256 (Commission File Number)	76-0594970 (I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 100
Houston, Texas 77043
(Address of principal executive offices)
(Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURE

     Hartman Commercial Properties REIT (the “Company”) hereby amends its Current Report on Form 8-K dated September 8, 2004 with respect to the acquisition by the Company of Stafford Plaza, a retail shopping center located in Houston, Texas, as described in such Current Report.

Item 2.01                Completion of Acquisition or Disposition of Assets

     On September 14, 2004, the Company filed its Form 8-K for the purchase of Stafford Plaza. Subsequent to this filing, the Company recalculated the significance of the Stafford Plaza acquisition and determined that the value of the acquisition was less than 10% of the total assets of the Company, and such acquisition is not deemed to involve a “significant amount of assets” as such term is defined in Instruction 4 to Item 2.01 of Form 8-K. As of the date of this filing, the Company has not acquired any property other than Stafford Plaza during the calendar year 2004. As such, the Company is not required to, and will not be, filing the Item 9.01 financial statements for the Stafford Plaza acquisition.

Item 9.01                Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     Because the value of the acquisition of Stafford Plaza was less than 10% of the total assets of the Company, and such acquisition is not deemed to involve a “significant amount of assets” as such term is defined in Instruction 4 to Item 2.01 of Form 8-K, and because as of the date of this filing, the Company has not acquired any property other than Stafford Plaza during the calendar year 2004, the Company is not required to, and will not be, filing the Item 9.01 financial statements for the Stafford Plaza acquisition.

     (b) Pro Forma Financial Information.

     See Paragraph (a) above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hartman Commercial Properties REIT
Dated: November 22, 2004	By:	/s/ Robert W. Engel
		Name:	Robert W. Engel
		Title:	Chief Financial Officer